Exhibit 10.3

N00421-01-E-0372

TABLE OF CONTENTS

This facilities use contract consists of the Table of Contents on page 1, the Schedule (Sections B through H), and Contract Clauses (Section I), as follows:

SCHEDULE

SECTION B - SUPPLIES OR SERVICES

B-1                            RENTAL COMPUTATION—“USE AND CHARGES” CLAUSE

(A)           Rental Rates

The monthly rental rates shall be calculated in accordance with FAR 52.245-9, “USE AND CHARGES” (APR 1984) (DEVIATION), under paragraph [c](3), “Alternate Methodology”, as specified below:

Alternate Methodology:  For purposes of calculation of monthly rental rates only, the original “Use and Charges” clause at FAR 52.245-9 shall apply. The following monthly rental rates shall be applied to the acquisition cost of each of the types of property listed below in carrying out the rental computation under FAR 52.245-9, “USE AND CHARGES”:

	Type of Property	Monthly Rates
(1)	Industrial Plant Equipment of the types covered by the Federal Supply Clause specified in paragraph (ii) of Table I of the “Use and Charges” clause (FAR 52.245-9)	Those prescribed at paragraph (ii) of “Use and Charges” clause Table
(2)(a)	Electronic Test Equipment	2.0%
(b)	Automotive Equipment	2.0%
(c)	Special Tooling	1.0%
(d)	Special Test Equipment Other than Electronic	1.0%
(e)	Other Personal Property	1.0%

The measurement unit referred to in paragraph (c)(4) of the “Use and Charges” clause (FAR 52.245-9) is defined in Section H-1 of this contract.

(B)             Rental Period

In accordance with paragraph (a) of FAR 52.245-9, “USE AND CHARGES” (APR 1984) (DEVIATION) and with Section H-1 of this contract, “rental period” means the calendar period during which government property is made available for commercial purposes (i.e. on a rent-payable basis). For purposes of this contract, a “rental period” shall be of three months (one calendar quarter) duration.

(C)             When used in FAR 52.245-9, “USE AND CHARGES” (APR 1984) (DEVIATION), the term “Contracting Officer” shall mean the Administrative Contracting Officer (ACO) of this contract.

SCHEDULE

SECTION C - DESCRIPTION OR SPECIFICATIONS OR WORK STATEMENT

Facilities To Be Provided Under This Contract

(a)               This contract covers Industrial Plant Equipment (IPE) and Other Plant Equipment (OPE) only, as described in Attachment (1) of this contract. The real property (land and buildings) associated with use under this contract is covered under Lease No. N00019-98-L-0162. The term “facilities” as used herein refers only to the IPE/OPE listed in Attachment (1) of this contract.

(b)              The facilities previously provided to the Contractor under Contract N00019-99-E-1423, except for land and buildings, shall become accountable under this contract upon its effective date, as provided in subparagraph (1) under paragraph (m) (“Supersedure”) of the FAR 52.245-11, “Government Property (Facilities Use)” clause of this contract.

(c)               Facilities being provided to the Contractor before the effective date of this contract, but which have not been received by the Contractor and made accountable under Contract N00019-99-E-1423, and facilities subsequently provided to the Contractor under any contract shall be accountable under this contract in accordance with paragraph (m)(2) of the FAR 52.245-11, “Government Property (Facilities Use)” clause of this contract.

(d)              The Contractor may use the facilities at the following location(s):

Location of Facilities

The Government-owned facilities provided hereunder are located at the Naval Weapons Industrial Reserve Plant (NWIRP), Dallas, Texas, and other plants of the Contractor in Dallas County and Tarrant County, Texas.

The Contractor may also use the facilities at any location other than the location(s) specified above, if approved in writing by the Administrative Contracting Officer (ACO) in accordance with paragraph (d) (Location of the Facilities) of the FAR 52.245-11, “Government Property (Facilities Use)” clause of this contract.

SECTION D - PACKAGING AND MARKING

Not Applicable.

SECTION E - INSPECTION AND ACCEPTANCE

Inspection and acceptance will be made at the location of the facilities specified in Section C, “Facilities to be Provided under this Contract.”

FAR 52.246-10        INSPECTION OF FACILITIES (APR 1984)

SCHEDULE

SECTION F - DELIVERIES OR PERFORMANCE

Notwithstanding the period of “five years” set forth in paragraph (b) of the clause of this contract entitled “Government Property (Facilities Use)” (FAR 52.245-11), the use of the facilities authorized under this contract shall be effective from 1 August 2001 and terminate on 31 July 2005.

SECTION G - CONTRACT ADMINISTRATION DATA

Contract Administration Office:

The contract administration functions set forth in FAR 42.302(a)(30)(i), (ii), (iv) and (v) are assigned to:

DCMA Dallas-Arlington

P.O. Box 655907. M/S 49-15

Dallas, TX 75265-5907

Attn: John Branch, Administrative Contracting Officer

Phone:           (972) 946-3912/2784

Fax:                           (972) 946-8485

E-mail:             jrbranch@dcmdw.dcma.mil

The following additional contract administration functions are also assigned to DCMA Dallas-Arlington:

(1)               Determine the total cost to the Government of each item of facilities in accordance with FAR 52.245-9, “USE AND CHARGES” (APR 1984) (DEVIATION).

(2)               Approve locations other than the specified plant(s) in accordance with the “Location of the Facilities” in paragraph (d) of the “Government Property (Facilities Use)” clause (FAR 52.245-11). The period of each such authorized relocation of facilities shall not exceed twelve (12) months.

(3)               Approve the installation, arrangement or rearrangement on premises furnished by the Government of items belonging to the Contractor in accordance with the “Title in the Facilities” paragraph (c)(3) of the “Government Property (Facilities Use)” clause (FAR 52.245-11).

(4)               Determine in accordance with the “Title in the Facilities” paragraph (c)(3) of the “Government Property (Facilities Use)” clause (FAR 52.245-11), the permanency of attachment of Contractor-owned items affixed to realty owned by the Government.

(5)               Perform functions required of the Contracting Officer cognizant of the property in accordance with FAR 45.402 and 45.201 in effect on the date of this contract; provided that this delegation shall extend only to use of facilities already in the Contractor’s possession at an authorized location under this contract.

Payment:   All payments by the Government under this contract shall be made by electronic funds transfer (EFT), in accordance with FAR 52.232-33, “Payment by Electronic Funds Transfer—Central Contractor Registration” (May 1999).

SCHEDULE

SECTION H - SPECIAL CONTRACT REQUIREMENTS

H-1                         Measurement Unit

(1)                  The measurement unit referred to in paragraph (c)(4) of the “Use and Charges” clause (FAR 52.245-9), for the types of facilities described in Section B-1 of this contract, shall be “direct labor hours”, which shall be defined as all direct labor hours worked at the facilities known as the Naval Weapons Industrial Reserve Plant (NWIRP), Dallas, TX, by the Contractor’s employees that are directly charged to any contract or subcontract for goods produced or services provided and in the performance of which contract or subcontract any such facilities are used. The facilities will be considered to have been used regardless of whether actually used in the performance of work authorized to be on a rent-free basis or whether actually used in the performance of work authorized to be on a rent-payable basis. Such direct labor hours shall include, but not be limited to, those expended in design, fabrication, assembly, and test work.

(2)                  Direct labor hours records will be maintained by the Contractor to show:

(a)          The total of such direct labor hours expended during each rental period (Total Direct Labor Hours);

(b)         The portion of (a), expressed in total hours, expended in performing contracts and subcontracts with respect to which facilities use rent is payable (Total Rent-Payable Direct Labor Hours); and

(c)          The portion of (a), expressed in total hours, expended in performing contracts and subcontracts with respect to which facilities use rent is not payable (Total Rent-Free Direct Labor Hours).

(3)                  These totals will be the means used to establish the credit authorized under paragraph (e) of the “Use and Charges” clause (FAR 52.245-9) and to calculate the rental for use authorized under Special Contract Requirement H-8 below.

(4)                  In calculating the rent for use authorized under Section B-1 of this contract, the Total Acquisition Cost of each type of facilities described in Section B-1 of this contract shall be determined in accordance with Special Contract Requirement H-2 of this contract. However, in calculating the rent authorized under Special Contract Requirement H-2, the Acquisition Cost of those portions of the facilities that are in standby or layaway status during the entire rental period shall not be taken into consideration. Except for any unauthorized use of the facilities to which paragraph (j) of the “Use and Charges” clause (FAR 52.245-9) is applicable, no rental calculations need be made for those portions of the facilities that are in standby or layaway status during the entire rental period.

H-2                           Computation of Amounts

(1)                    The “Total Acquisition Cost” of each type of facilities described in Section B-1 of this contract shall be in accordance with paragraph (a) of FAR 52.245-9, “USE AND CHARGES” (APR 1984) (DEVIATION), but shall exclude facilities in standby or layaway status.

SCHEDULE

H-3                            Applicability of “Use and Charges (Deviation)” Clause

The terms and conditions of Contract No. N00019-99-E-1423, as amended, are superseded in their entirety by this contract as of the effective date hereof. Commencing on the effective date of this contract, the terms and conditions of the clause of this contract entitled FAR 52.245-9, “USE AND CHARGES” (APR 1984) (DEVIATION), except for the exceptions noted below, as well as this Section shall apply to all duly authorized use by the Contractor or his subcontractors of the facilities accountable under this contract, except for use in the performance of contracts or subcontracts awarded in response to bids, proposals or quotations made prior to the effective date of this contract (which will be subject to the terms and conditions of the document under which such facilities were accountable prior to said effective date).

Exceptions to applicability of “Use and Charges (Deviation)” Clause: As authorized by paragraph [c](3) “Alternate methodology” of FAR 52.245-9, “USE AND CHARGES” (APR 1984) (DEVIATION), an alternate methodology for computing the rental charge (i.e. “sales dollars” as described in Section H-1 of this contract) is made applicable to this contract. Therefore, the following portions of the “Use and Charges (Deviation)” clause referring to “appraisal method” and “rental time” shall not apply to this contract;

1)                   In paragraph (a), the last paragraph which states:

Rental time means the number of hours, to the nearest whole hour, rented property is actually used for commercial purposes. It includes time to set up the property for such purposes, perform required maintenance, and restore the property to its condition prior to rental (less normal wear and tear)

2)                   In paragraph (b)(1), the phrase:  “...by using the Contractor’s best estimate of rental time in the formulae described in paragraph [c] of this clause.”

3)                   Paragraphs [c](1) and [c](2) in their entirety.

H-4         Rental Payment Due Dates

Notwithstanding paragraphs (d)(1) and (d)(2) of the “Use and Charges (Deviation)” clause, rental payments are due 60-90 days following completion of the rental period. Interest will be charged if payment is not made by the specified payment date or, in the absence of a specified date, by the ninety-first (91st) day following completion of the rental period.

H-5                            Informing the Administrative Contracting Officer (ACO) of Rental Payments

In the event that checks for rental payment are mailed to the Defense Finance and Accounting Service (DFAS), Columbus, OH, the Contractor shall, at the discretion of Contracting Officer, either transmit such checks via the ACO or notify the ACO of each check transmitted directly to DFAS.

SCHEDULE

H-6                            Proscribed Allowances and Charges

The Contractor agrees that it will not include, directly or indirectly, in the cost, fee or price for any goods produced or services performed under Government prime contracts or subcontracts, any provision, allowance or claim:

(1)                      for the cost of acquisition of the facilities;

(2)                      for the amortization or depreciation of the facilities, except to the extent, if any, that such amortization or depreciation is permitted by specific written authorization of the Contracting Officer cognizant of this contract; or

(3)                      arising out of charges or assessments for the authority to use the facilities in performance of work other than for the Federal Government.

H-7                           Limitation of Effect of Acceptance of Rent

The acceptance of rent by the Government hereunder shall not be construed as (1) a waiver or relinquishment of any rights it may have against the Contractor by reason of any breach of contract or default by the Contractor in the performance of any provision of this contract, or (2) an invalidation of any termination or notice of termination hereunder unless the Contracting Officer so agrees in writing.

H-8                           Rent-Payable Facilities Use Authorization

(1)                    Except for such facilities as may be in standby or layaway status, the Government hereby authorizes all of the facilities to be used for rent-payable work during the period of this contract, provided that the use of any such plant equipment in the performance of contracts other than Government contracts and subcontracts shall not exceed twenty-five percent (25%) without obtaining the approval of the Contracting Officer. The Contractor may from time to time request authorization to use, on a rent-payable basis, all or any part of the plant equipment for non-Government contracts and subcontracts in excess of the twenty-five percent (25%) limitation. Such requests shall be considered in accordance with FAR 45.407 (“Non-Government use of plant equipment”).

(2)                    Lists of property in standby or layaway status, including revisions and additions to outstanding listings already submitted, may be submitted by the Contractor at any time during the period of this contract. Such listings and revisions thereto shall be submitted to the Contracting Officer and the standby or layaway status shall be effective at the beginning of the next rental period after the Contracting Officer receives such listing or revision, provided he receives it at least twenty (20) days prior to the beginning of the next period, unless a later effective date is specified in the listing or the revision. Removal from or additions to listings of property in standby or layaway status submitted during any given rental period shall not expire at the end of the rental period unless requested by the Contractor and approved by the Contracting Officer.

SCHEDULE

H-9                            Use of Facilities on Independent Research & Development Programs

The Contractor is authorized to use the facilities, on a non-interference work basis with the Government, in the performance of independent research and development (IR&D) work. The contractor shall deduct a rental charge for the portion of the contractor’s IR&D program whose costs are allocated to commercial work from any agreed upon Government share of the contractor’s IR&D costs. The cognizant Corporate Administrative Contracting Officer must approve the rental charge, its method of calculation and the procedure by which it will be applied in reduction of the Government’s share of the Contractor’s R&D contract proposals as a condition precedent to such authorization becoming effective. The Contractor agrees that he will not include, directly or indirectly, in the cost, fee or price for any goods produced or services performed under Government prime contracts or subcontracts, any provision, allowance, or claim for such authority to use or to recover any deduction for rental made pursuant to execution of this Section H-9.

H-10                   Proscription of Rent-Free Use for Foreign Work

(a)               Notwithstanding any provision to the contrary in any contract with the United States Government and in order to ensure compliance with 22 U.S.C. 2761(e), rent-free use of any or all of the facilities in the performance of work to satisfy an obligation of the Contractor that implements a sale of goods or services, or both, by the Government to a foreign government or international organization is expressly prohibited. Further, this contract shall in no event be construed to authorize rent-free use of any or all of the facilities in the performance of direct commercial sales of goods or services, or both, by the Contractor to a foreign government or international organization, unless specifically authorized by the Contracting Officer in writing.

(b)             Requests for waivers or reduction of charges on direct commercial sales for the use of Government facilities on work for foreign governments or international organizations shall be submitted to the contracting officer who shall refer the matter through contracting channels.  In response to these requests, approvals may be granted only by the Director, Defense Security Assistance Agency, for particular sales which are consistent with DFARS 245.405(1)(iii).

(c)              Rental charges for use of U.S. production and research property on commercial sales transactions to the Government of Canada are waived for all commercial contracts based on an understanding wherein the Government of Canada has agreed to waive its rental charges.

H-11                   Notices

No notice, order, direction, determination, consent or approval issued by either Party under this contract shall be of any effect unless in writing. All such actions under this contract shall be forwarded by mail, postage prepaid. Each such action to the Government shall be directed to the Issuing Office, Attention: Contracting Officer, at the address indicated on Standard Form (SF) 26 entitled “Award/Contract” (SF-26) of this contract, or such other such address as the Government may hereafter from time to time specify in writing for such purpose. Each such action to the Contractor shall be directed to the address appearing on SF-26 of this contract or to such other address as the Contractor may hereafter from time to time specify in writing for such purpose.

SCHEDULE

H-12                    Additional Information Relating to the Property Control Paragraph of the “Government Property (Facilities Use)” Clause of this Contract

Pursuant to paragraph (f) of the clause at FAR 52.245-11, “Government Property (Facilities Use)”, and paragraph (a) of FAR 45.505-5, “Records of Plant Equipment”:

(1)                     The Contractor shall maintain individual item records for each item of plant equipment with a unit cost of $5,000,00 or more;

(2)                    Individual item records shall not be required for plant equipment costing less than $5,000.00. The elimination of this requirement does not relieve the Contractor of accountability and liability;

(3)                    Industrial Plant Equipment (IPE) and items of accessory tooling associated therewith being stored for reasons of relocation, repair or disposition may be so stored in areas best suited to the requirements and may be commingled with items of IPE owned by the Contractor;

(4)                    In the event an item of IPE accountable under this contract shall be declared excess to the Contractor’s requirements, and the accessory tooling accountable under the property record number assigned to the basic IPE item (DD Form 1342) is still required by the Contractor, then such accessory tooling may be transferred to another item of IPE by modifying the DD Form 1342 applicable to the IPE declared excess and to the IPE to which such accessory tooling is transferred, respectively; and

(5)                    For purpose of this contract, the list of Government property includes, but is not limited to, the Government property contained in Attachment (1) to this contract.

H-13                   Taxes, Assessments or Similar Charges Imposed Against the Contractor

A.                                   Notice of Taxes

The Contractor shall promptly notify the Contracting Officer of any taxes, assessments, or similar charges which may be imposed by any state or local taxing authority upon the Contractor with respect to the use or possession of the facilities or any part thereof.

B.                                     Contesting Taxes

The Contractor shall, if so directed in writing by the Contracting Officer, take appropriate action at Government expense to contest the validity of all or any portion of such taxes, assessments, or similar charges, or if they have been paid, to secure a refund thereof.

C.                                     Payment of Taxes

The Contractor shall pay to the proper authority all such taxes, assessments, or similar charges when they become due and payable. If the Contracting Officer does not direct the Contractor to contest the validity of any such taxes, assessments, or similar charges, the Contractor may, if it questions the validity or amount thereof, pay the same when due in such manner as to preserve its right to claim a refund. Thereafter, the Contractor may take such legal actions as it deems advisable under the circumstances, and shall notify the Contracting Officer thereof in writing. If the validity of any such taxes, assessments, or similar charges (other than on the Contractor’s interest in the facilities) results from any future act of Congress subjecting Government-owned property to taxation or if the validity is contested, whether or not at the direction of the Contracting Officer, and is upheld by the highest court of resort of competent jurisdiction, this contract shall be renegotiated so as to accomplish an equitable reduction in the rental herein provided, which reduction shall not be greater than the amount of such taxes, assessments, or similar charges plus any expenses incurred by the Contractor in contesting the validity thereof, if directed to do so by the Contracting Officer.

SCHEDULE

SECTION I - CONTRACT CLAUSES

CLAUSES INCORPORATED BY REFERENCE (JUN 1988) (FAR 52.252-2)

This contract incorporates one or more clauses by reference with the same force and effect as if they were given in full text. Upon request, the Contracting Officer will make their full text available. Also, the full text of a clause may be accessed electronically at this address:

http://farsite.hill.af.mil

CLAUSES INCORPORATED IN FULL TEXT

This contract also incorporates those clauses designated with an asterisk (**) in the following list of clauses and attached hereto in full text.

REQUEST FOR FULL TEXT OF CLAUSES INCORPORATED HEREIN BY REFERENCE

Checked clauses marked with asterisks (**) are attached in full text. The full text of any clause incorporated by reference, but not so attached, may be obtained by submitting a request to the Department of the Navy, Naval Air Systems Command, Code AIR-2.5.1.4, Bldg. 588, Suite 2, 47253 Whalen Road, Unit 9, Patuxent River, MD 20670-1463.

ONLY THE CLAUSES SPECIFIED BY THE GOVERNMENT BELOW APPLY TO THIS CONTRACT. THE CONTRACTOR SHALL NOT ADD ANY CLAUSE TO THE FOLLOWING LIST OF CLAUSES.

SECTION I - CONTRACT CLAUSES

Clause No.	Title and Date

FAR 52.202-1	DEFINITIONS (MAY 2001)
FAR 52.203-3	GRATUITIES (APR 1984)
FAR 52.203-5	COVENANT AGAINST CONTINGENT FEES (APR 1984)
FAR 52.203-7	ANTI-KICKBACK PROCEDURES (JUL 1995)
FAR 52.203-8	CANCELLATION, RESCISSION, AND RECOVERY OF FUNDS FOR ILLEGAL OR IMPROPER ACTIVITY (JAN 1997)
FAR 52.203-10	PRICE OR FEE ADJUSTMENT FOR ILLEGAL OR IMPROPER ACTIVITY (JAN 1997)
FAR 52.203-12	LIMITATION ON PAYMENTS TO INFLUENCE CERTAIN FEDERAL TRANSACTIONS (JUN 1997)
DFARS 252.203-7002	DISPLAY OF DOD HOTLINE POSTER (DEC 1991)
FAR 52.204-4	PRINTED OR COPIED DOUBLE SIDED ON RECYCLED PAPER (AUG 2000)
DFARS 252.204-7000	DISCLOSURE OF INFORMATION (MAY 1995)
DFARS 252.204-7003	CONTROL OF GOVERNMENT PERSONNEL WORK PRODUCT (APR 1992)

SECTION I - CONTRACT CLAUSES

Clause No.	Title and Date

DFARS 252.205-7000	PROVISION OF INFORMATION TO COOPERATIVE AGREEMENT HOLDERS (DEC 1991)
FAR 52.209-6	PROTECTING THE GOVERNMENT’S INTEREST WHEN SUBCONTRACTING WITH CONTRACTORS DEBARRED, SUSPENDED OR PROPOSED FOR DEBARMENT (JUL 1995)
DFARS 252-209-7000	ACQUISITION FROM SUBCONTRACTORS SUBJECT TO ON-SITE INSPECTION UNDER THE INTERMEDIATE-RANGE NUCLEAR FORCES (INF) TREATY (NOV 1995)
FAR 52.215-2	AUDIT AND RECORDS—NEGOTIATION (JUN 1999)
FAR 52.216-14	ALLOWABLE COST AND PAYMENT—FACILITIES USE (APR 1984)
FAR 52.219-8	UTILIZATION OF SMALL BUSINESS CONCERNS (OCT 2000)
FAR 52.222-3	CONVICT LABOR (AUG 1996)
FAR 52.222-26	EQUAL OPPORTUNITY (FEB 1999)
FAR 52.222-35	AFFIRMATIVE ACTION FOR DISABLED VETERANS AND VETERANS OF THE VIETNAM ERA (APR 1998)
FAR 52.222-36	AFFIRMATIVE ACTION FOR WORKERS WITH DISABILITIES (JUN 1998)
FAR 52.222-37	EMPLOYMENT REPORTS ON DISABLED VETERANS AND VETERANS OF THE VIETNAM ERA (JAN 1999)
FAR 52.223-5	POLLUTION PREVENTION AND RIGHT-TO-KNOW INFORMATION (APR 1998)
FAR 52.223-6	DRUG-FREE WORKPLACE (MAY 2001)
FAR 52.223-10	WASTE REDUCTION PROGRAM (AUG 2000)
DFARS 252.223-7004	DRUG FREE WORK FORCE (SEP 1988)
DFARS 252.223-7006	PROHIBITION ON STORAGE AND DISPOSAL OF TOXIC AND HAZARDOUS MATERIALS (APR 1993)
FAR 52.225-13	RESTRICTIONS ON CERTAIN FOREIGN PURCHASES (JUL 2000)
DFARS 252.225-7031	SECONDARY ARAB BOYCOTT OF ISRAEL (JUN 1992)
FAR 52.227-1	AUTHORIZATION AND CONSENT (JUL 1995)
FAR 52.228-5	INSURANCE—WORK ON A GOVERNMENT INSTALLATION (JAN 1997)
DFARS 252.231-7000	SUPPLEMENTAL COST PRINCIPLES (DEC 1991)
FAR 52.232-17	INTEREST (JUN 1996)
FAR 52.232-21	LIMITATION OF COST (FACILITIES) (APR 1984)
FAR 52.232-23	ASSIGNMENT OF CLAIMS (JAN 1986)
FAR 52.232-33	PAYMENT BY ELECTRONIC FUNDS TRANSFER—CENTRAL CONTRACTOR REGISTRATION (MAY 1999)
FAR 52.233-1	DISPUTES (DEC 1998)
FAR 52.233-3	PROTEST AFTER AWARD (AUG 1996)
FAR 52.242-13	BANKRUPTCY (JUL 1995)
FAR 52.245-1	PROPERTY RECORDS (APR 1984)

SECTION I - CONTRACT CLAUSES

Clause No.	Title and Date

FAR 52.245-8**	LIABILITY FOR THE FACILITIES (JAN 1997) (DEVIATION)

(Reference to the “Property administration paragraph” should read “Property Control paragraph” in (c)(5)(i) and (ii) of the FAR 52.245-8 clause. The words “The Insurance Examiner Office of the Assistant Secretary of the Navy (Research, Development, and Acquisition), Washington, D.C.” are substituted for “Contracting Officer”, wherever it appears in paragraph (f) of the FAR 52.245-8 clause, except the last sentence. The Agency Name in the last sentence of paragraph (f) shall read “Department of the Navy”. In the loss payable clause appearing at the end of paragraph (f), the words “paid to DFAS Columbus, Columbus, Ohio” are substituted for the words “paid to the office designated by the Contracting Officer”.)

FAR 52.245-9**	USE AND CHARGES (APR 1984) (DEVIATION)
FAR 52.245-11	GOVERNMENT PROPERTY (FACILITIES USE) (APR 1984)

(As used in paragraphs (c) (Title in Facilities), (d) (Location of Facilities) and (g) (Maintenance)) of the FAR 52.245-11 clause, the term “Contracting Officer” means the Administrative Contracting Officer” (ACO)).

DFARS 252.245-7001	REPORTS OF GOVERNMENT PROPERTY (MAY 1994)
FAR 52.249-11	TERMINATION OF WORK (CONSOLIDATED FACILITIES OR FACILITIES ACQUISITION) (SEP 1996)
FAR 52.249-13	FAILURE TO PERFORM (APR 1984)
FAR 52.252-6**	AUTHORIZED DEVIATIONS IN CLAUSES (APR 1984)
FAR 52.253-1	COMPUTER GENERATED FORMS (JAN 1991)

SECTION I - CONTRACT CLAUSES

CLAUSES INCORPORATED IN FULL TEXT

AUTHORIZED DEVIATIONS IN CLAUSES (APR 1984)
(FAR 52.252-6)

(a)          The use in this solicitation or contract of any Federal Acquisition Regulation (48 CFR Chapter 1) clause with an authorized deviation is indicated by the addition of “(DEVIATION)” after the date of the clause.

(b)         The use in this solicitation or contract of any DOD FAR Supplement (DFARS) (48 CFR Chapter 2) clause with an authorized deviation is indicated by the addition of “(DEVIATION)” after the name of the regulation.

[DoD— Deviation, per DAR Tracking Number 99-00008, 13 July 99, until FAR is revised]

FAR 52.245-8 — LIABILITY FOR THE FACILITIES (JAN 1997) (DEVIATION)

(a)          The term “Contractor’s managerial personnel,” as used in this clause, means any of the Contractor’s directors, officers, managers, superintendents, or equivalent representatives who have supervision or direction of—

(1)       All or substantially all of the Contractor’s business;

(2)       All or substantially all of the Contractor’s operations at any one plant or separate location in which the facilities are installed or located; or

(3)       A separate and complete major industrial operation in connection with which the facilities are used.

(b)       The Contractor shall not be liable for any loss or destruction of, or damage to, the facilities, or for expenses incidental to such loss, destruction, or damage, except as provided in this clause.

(c)        The Contractor shall be liable for loss or destruction of, or damage to, the facilities, and for expenses incidental to such loss, destruction, or damage—

(1)         That results from a risk expressly required to be insured under this contract, but only to the extent of the insurance required to be purchased and maintained, or to the extent of insurance actually purchased and maintained, whichever is greater;

(2)         That results from a risk that is in fact covered by insurance or for which the Contractor is otherwise reimbursed, but only to the extent of such insurance or reimbursement;

(3)         For which the Contractor is otherwise responsible under the express terms of this contract;

(4)         That results from willful misconduct or lack of good faith on the part of the Contractor’s managerial personnel; or

(5)         That results from a failure, due to willful misconduct or lack of good faith on the part of the Contractor’s managerial personnel—

(i) To establish, maintain, and administer a system for control of the facilities in accordance with the “Property administration” paragraph of the Government Property clause; or

(ii) To maintain and administer a program for maintenance, repair, protection, and preservation of the facilities, in accordance with the “Property administration” paragraph of the Government Property clause, or to take reasonable steps to comply with any appropriate written direction that the Contracting Officer may prescribe as reasonably necessary for the protection of the facilities. If the Government Property clause does not include the “Property administration”

SECTION I - CONTRACT CLAUSES

(CONT'D) FAR 52.245-8 — LIABILITY FOR THE FACILITIES (JAN 1997) (DEVIATION)

paragraph, then the Contractor shall exercise sound industrial practice in complying with the requirements of this subdivision (c)(5)(ii).

(d)         (1) If the Contractor fails to act as provided by subparagraph (c)(5) above, after being notified (by certified mail addressed to one of the Contractor’s managerial personnel) of the Government’s disapproval, withdrawal of approval, or nonacceptance of the system or program, it shall be conclusively presumed that such failure was due to willful misconduct or lack of good faith on the part of the Contractor’s managerial personnel.

(2) Furthermore, any loss or destruction of, or damage to, the Government property shall be presumed to have resulted from such failure unless the Contractor can establish by clear and convincing evidence that such loss, destruction, or damage—

(i) Did not result from the Contractor’s failure to maintain an approved program or system; or

(ii) Occurred while an approved program or system was maintained by the Contractor.

(e)  If the Contractor transfers facilities to the possession and control of a subcontractor, the transfer shall not affect the liability of the Contractor for loss or destruction of, or damage to, the facilities. However, the Contractor shall require the subcontractor to assume the risk of, and be responsible for, any loss or destruction of, or damage to, the facilities while in the subcontractor’s possession or control, except to the extent that the subcontract, with the advance approval of the Contracting Officer, relieves the subcontractor from such liability. In the absence of such approval, the subcontract shall contain appropriate provisions requiring the return of all the facilities in as good condition as when received, except for reasonable wear and tear or for their utilization in accordance with the provisions of the prime contract.

(f)  Unless expressly directed in writing by the Contracting Officer, the Contractor shall not include in the price or cost under any contract with the Government the cost of insurance (including self- insurance) against any form of loss, destruction, or damage to the facilities. Any insurance required under this clause shall be in such form, in such amounts, for such periods of time, and with such insurers (including the Contractor as self-insurer in appropriate circumstances) as the Contracting Officer shall require or approve. Such insurance shall provide for 30 days advance notice to the Contracting Officer, in the event of cancellation or material change in the policy coverage on the part of the insurer. Documentation of insurance or an authenticated copy of such insurance shall be deposited promptly with the Contracting Officer. The Contractor shall, not less than 30 days before the expiration of such insurance, deliver to the Contracting Officer documentation of insurance or an authenticated copy of each renewal policy. The insurance shall be in the name of the United States of America (Agency Name), the Contractor, and such other interested parties as the Contracting Officer shall approve, and shall contain a loss payable clause reading substantially as follows:

“Any loss under this policy shall be adjusted with (Contractor) and the proceeds, at the direction of the Government, shall be paid to (Contractor), Proceeds not paid to (Contractor) shall be paid to the office designated by the Contracting Officer.”

SECTION I - CONTRACT CLAUSES

(CONT'D) FAR 52.245-8 — LIABILITY FOR THE FACILITIES (JAN 1997) (DEVIATION)

(g) When there is any loss or destruction of, or damage to, the facilities, [with the exception of low value property for which the loss, damage, or destruction is required to be reported at contract termination, completion, or when needed for continued contract performance]—

(1)         The Contractor shall promptly notify the Contracting Officer and, with the assistance of the Contracting Officer, shall take all reasonable steps to protect the facilities from further damage, separate the damaged and undamaged facilities, put all the facilities in the best possible order, and promptly furnish to the Contracting Officer (and in any event within 30 days) a statement of—

(i) The facilities lost or damaged;

(ii) The time and origin of the loss or damage;

(iii) All known interests in commingled property of which the facilities are a part; and

(iv) Any insurance covering any part of or interest in such commingled property;

(2)         The Contractor shall make such repairs, replacements, and renovations of the lost, destroyed, or damaged facilities, or take such other action as the Contracting Officer may direct in writing; and

(3)         The Contractor shall perform its obligations under this paragraph (g) at Government expense, except to the extent that the Contractor is liable for such damage, destruction, or loss under the terms of this clause, and except as any damage, destruction, or loss is compensated by insurance.

(h) The Government is not obliged to replace or repair the facilities that have been lost, destroyed, or damaged. If the Government does not replace or repair the facilities, the right of the parties to an equitable adjustment in delivery or performance dates, price, or both, and in any other contractual condition of the related contracts affected shall be governed by the terms and conditions of those contracts.

(i) Except to the extent of any loss or destruction of, or damage to, the facilities for which the Contractor is relieved of liability, the facilities shall be returned to the Government or otherwise disposed of under the terms of this contract (1) in as good condition as when received by the Contractor, (2) improved, or (3) as required under the terms of this contract, less ordinary wear and tear.

(j) If the Contractor is in any way compensated (excepting proceeds from use and occupancy insurance, the cost of which is not borne directly or indirectly by the Government) for any loss or destruction of, or damage to, the facilities, the Contractor, as directed by the Contracting Officer, shall—

(1)         Use the proceeds to repair, renovate, or replace the facilities involved; or

(2)         Pay such proceeds to the Government.

(k) The Contractor shall do nothing to prejudice the Government’s right to recover against third parties for any loss or destruction of, or damage to, the facilities. Upon the request of the Contracting Officer, the Contractor shall furnish to the Government, at Government expense, all reasonable assistance and cooperation (including the prosecution of suit and the execution of instruments of assignment in favor of the Government) in obtaining recovery.

(END OF CLAUSE)

SECTION I - CONTRACT CLAUSES

[Deviation DAR Tracking Number: 99-O00I1 August 30, 1999 effective until the FAR is revised]

FAR 52.245-9 — USE AND CHARGES (APR 1984) (DEVIATION)

(a)  Definitions.

As used in this clause—

Acquisition cost means the acquisition cost recorded in the Contractor’s property control system or, in the absence of such record, the value attributed by the Government to a government property item for purposes of determining a reasonable rental charge.

Government property means property owned or leased by the Government.

Real property means land and rights in land, ground improvements, utility distribution systems, and buildings and other structures. It does not include foundations and other work necessary for installing special tooling, special test equipment, or equipment.

Rental period means the calendar period during which government property is made available for commercial purposes.

Rental time means the number of hours, to the nearest whole hour, rented property is actually used for commercial purposes. It includes time to set up the property for such purposes, perform required maintenance, and restore the property to its condition prior to rental (less normal wear and tear)

(b) General.

(1)          Rental requests must be submitted to the administrative Contracting Officer, identify the property for which rental is requested, propose a rental period, and calculate an estimated rental charge by using the Contractor’s best estimate of rental time in the formulae described in paragraph (c) of this clause.

(2)          The Contractor shall not use government property for commercial purposes, including Independent Research and Development, until a rental charge for real property, or estimated rental charge for other property, is agreed upon, Rented property shall be used only on a non-interference basis.

(c)  Rental charge.

(1)     Real property and associated fixtures.

(i)                  The Contractor shall obtain, at its expense, a property appraisal from an independent licensed, accredited, or certified appraiser that computes a monthly, daily, or hourly rental rate for comparable commercial property. The appraisal may be used to compute rentals under this clause throughout its effective period or, if an effective period is not stated in the appraisal, for one year following the date the appraisal was performed. The Contractor shall submit the appraisal to the administrative Contracting Officer at least 30 days prior

(CONT'D) FAR 52.245-9 — USE AND CHARGES (APR 1984) (DEVIATION)

the date the property is needed for commercial use. Except as provided in paragraph (c) (1) (iii) of this clause, the administrative Contracting Officer shall use the appraisal rental rate to determine a reasonable rental charge.

(ii)               Rental charges shall be determined by multiplying the rental time by the appraisal rental rate expressed as a rate per hour. Monthly or daily appraisal rental rates shall be divided by 720 or 24, respectively, to determine an hourly rental rate.

(iii)            When the administrative Contracting Officer has reason to believe the appraisal rental rate is not reasonable, he or she shall promptly notify the Contractor and provide his or her rationale. The parties may agree on an alternate means for computing a reasonable rental charge.

(2)     Other government property. The Contractor may elect to calculate the final rental charge using the appraisal method described in paragraph (c) (1) of this clause subject to the constraints therein or the following formula in which rental time shall be expressed in increments of not less than one hour with portions of hours rounded to the next higher hour—

Rental charge = (Rental Time in hours) (.02 per month) (Acquisition Cost)

720 hours per month

(3)     Alternate methodology. The Contractor may request consideration of an alternate basis for computing the rental charge if it considers the monthly rental rate or a time-based rental unreasonable or impractical.

(d) Rental payments.

(1)     Rent is due at the time and place specified by the Contracting Officer. If a time is not specified, the rental is due 60 days following completion of the rental period. The Contractor shall calculate the rental due, and furnish records or other supporting data in sufficient detail to permit the administrative Contracting Officer to verify the rental time and computation. Unless otherwise permitted by law, payment shall be made by check payable to the Treasurer of the United States and sent to the contract administration office identified in this contract or by electronic funds transfer to that office.

(2)     Interest will be charged if payment is not made by the specified payment date or, in the absence of a specified date, by the sixty-first day following completion of the rental period. Interest will accrue at the “Renegotiation Board Interest Rate” (published in the Federal Register semiannually on or about January 1st and July 1st) for the period in which the rent is due.

(3)     The Government’s acceptance of any rental payment under this clause, in whole or in part, shall not be construed as a waiver or relinquishment of any rights it may have against the Contractor stemming from the Contractor’s unauthorized use of government property or any other failure to perform this contract according to its terms.

(CONT'D) FAR 52.245-9 — USE AND CHARGES (APR 1984) (DEVIATION)

(e)     Use revocation. At any time during the rental period, the Government may revoke commercial use authorization and require the Contractor, at the Contractor’s expense, to return the property to the Government, restore the property to its pre-rental condition (less normal wear and tear), or both.

(f)       Unauthorized use. The unauthorized use of government property can subject a person to fines, imprisonment, or both, under 18 U.S.C. 641.

(END OF CLAUSE)

PART III—LIST OF DOCUMENTS, EXHIBITS, AND OTHER ATTACHMENTS

SECTION J - LIST OF ATTACHMENTS

Documents, Exhibits, and Other Attachments

Attachment (1)                Vought Aircraft Industries, Inc., Dallas, TX List of Industrial Plant Equipment (IPE) and Other Plant Equipment (OPE) dated 1 August 2001